UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________

Date of Report (Date of earliest event reported):  September 12, 2013

Gulf Island Fabrication, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-34279	72-1147390
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

567 Thompson Road
Houma, Louisiana	70363
(Address of principal executive offices)	(Zip Code)

(985) 872-2100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01           Entry Into a Material Definitive Agreement.

On September 12, 2013, Gulf Island Fabrication, Inc., as borrower (“Gulf Island”), Whitney Bank and JPMorgan Chase Bank, N.A., as lenders (collectively, the “Lenders”), and the existing guarantors (“Existing Guarantors”) together with Gulf Island Marine Fabricators, L.L.C. (“GIMF”) and Dolphin Steel Sales, L.L.C. (together with GIMF, “New Guarantors”), entered into the Twelfth Amendment to Ninth Amended and Restated Credit Agreement, dated as of December 31, 2003 (as amended, the “Credit Facility”).

Under the terms of the amendment, New Guarantors, both of which are subsidiaries of Gulf Island, agreed to (i) guaranty Gulf Island’s obligations under the Credit Facility, and (ii) grant a security interest over certain collateral to secure such obligations.  The amendment also releases any liens in favor of the Lenders affecting real property of Gulf Island, Existing Guarantors or New Guarantors located in the state of Louisiana, and grants the Lenders a security interest in all of the accounts of Gulf Island, the Existing Guarantors and the New Guarantors.

Further, Gulf Island agreed to cause all subsidiaries subsequently formed or acquired, subject to certain exceptions, to execute both a guaranty and a security agreement with respect to Gulf Island’s obligations under the Credit Facility.

The foregoing summary is qualified by the full text of the amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits.

             (d)          Exhibits.

Exhibit Number	Description

10.1	Twelfth Amendment to Ninth Amended and Restated Credit Agreement, dated and effective as of September 12, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

By:	/s/ Jeffrey M. Favret
Jeffrey M. Favret Chief Financial Officer

Dated:  September 13, 2013

EXHIBIT INDEX

Exhibit Number	Description

10.1	Twelfth Amendment to Ninth Amended and Restated Credit Agreement, dated and effective as of September 12, 2013